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Exhibit 10.12.2

PROS HOLDINGS, INC.
NOTICE OF GRANT OF STOCK OPTION
(Immediately Exercisable)

        Charles H. Murphy (the "Participant") has been granted an option (the "Option") to purchase certain shares of Stock of PROS Holdings, Inc. pursuant to the PROS Holdings, Inc. 2007 Equity Incentive Plan (the "Plan"), as follows:

Date of Option Grant:	April 2, 2007
Number of Option Shares:	150,000
Exercise Price:	$6.00 per share
Initial Vesting Date:	April 2, 2008 (i.e., the date on which Participant first vest in some portion of Participant's Option Shares)
Option Expiration Date:	The date ten (10) years after the Date of Option Grant.
Tax Status of Option:	Nonstatutory Stock Option
Vested Shares:
Except as provided in the Stock Option Agreement (Immediately Exercisable), the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the "Vested Ratio" determined as of such date as follows:
Vested Ratio
Prior to Initial Vesting Date	0
On Initial Vesting Date, provided the Optionee's Service has not terminated prior to such date	1/4
Plus:
For each full month of the Optionee's continuous Service from Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/48

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement (Immediately Exercisable), both of which are made a part of this document. The Participant acknowledges that copies of the Plan and the prospectus for the Plan, if any, are available on the Company's internal web site and may be viewed and printed by the Participant for attachment to the Participant's copy of this Grant Notice. Participant acknowledges Participant's receipt of the Stock Option Agreement (Immediately Exercisable). The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Stock Option Agreement (Immediately Exercisable), and hereby accepts the Option subject to all of their terms and conditions.

PROS HOLDINGS, INC.	PARTICIPANT
By:	Signature
Its:	Date
Address: 3100 Main Street, Suite 900 Houston, TX 77002	Address
ATTACHMENTS:
2007 Equity Incentive Plan, as amended to the Date of Grant; Stock Option Agreement (Immediately Exercisable), Exercise Notice and Plan Prospectus, if any.

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

PROS HOLDINGS, INC.
STOCK OPTION AGREEMENT
(Immediately Exercisable)

        PROS Holdings, Inc. has granted to the Participant named in the Notice of Grant of Stock Option (the "Grant Notice") to which this Stock Option Agreement (the "Option Agreement") is attached an option (the "Option") to purchase certain shares of Stock upon the terms and conditions set forth in the Grant Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the PROS Holdings, Inc. 2007 Equity Incentive Plan, as amended to the Date of Grant (the "Plan"), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Option Agreement, the Plan and, if available, a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Option (the "Plan Prospectus"), (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Option Agreement or the Plan.

        1.    Definitions and Construction.

          1.1    Definitions.    Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

          1.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        2.    Tax Consequences.

          2.1    Tax Status of Option.    This Option is intended to have the following tax status. This Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

          2.2    Election under Section 83(b) of the Code.    The Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the shares and the fair market value of the shares as of the date any restrictions on the shares lapse. In this context, "restriction" means the right of the Company to buy back the shares pursuant to the Unvested Share Repurchase Option contained in this Option Agreement. The Participant understands that he may elect to be taxed at the time the shares are purchased rather than when and as the Unvested Share Repurchase Option expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty (30) days after the date of purchase. Even if the fair market value of the shares equals the amount paid for the shares, the election must be made to avoid adverse tax consequences in the future. The form for making this election is included as an attachment to the Notice or may be requested from the Company. The Participant understands that failure to make this filing timely will result in the recognition of ordinary income by the Participant as the Unvested Share Repurchase Option lapses on the difference between the purchase price and the fair market value of the shares at the time such restrictions lapse.

          2.3    Notice to Company.    The Participant will notify the Company in writing if the Participant files an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive from the Participant evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Participant in the absence of such an election.

          2.4    Consultation with Tax Advisors.    The Participant understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Participant. The Participant acknowledges that he or she has been advised to consult with a tax advisor regarding the tax consequences to the Participant of the purchase of shares hereunder. AN ELECTION UNDER SECTION 83(b) MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH PARTICIPANT PURCHASES THE SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS PARTICIPANT'S SOLE RESPONSIBILITY, EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

        3.    Administration.

        All questions of interpretation concerning this Option Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Option as provided by the Plan. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

        4.    Exercise of the Option.

          4.1    Right to Exercise.    Except as otherwise provided herein, the Option shall be exercisable on and after the Date of Grant and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 9.

          4.2    Method of Exercise.    Exercise of the Option shall be by means of electronic or written notice (the "Exercise Notice") in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant's election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.

          4.3    Payment of Exercise Price.

            (a)    Forms of Consideration Authorized.    Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash or by check or cash equivalent, (ii) if permitted by the Company, by tender to the Company, or attestation to the ownership, of whole shares of Stock owned by the Participant having a Fair Market Value not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 4.3(b), or (iv) by any combination of the foregoing.

            (b)    Limitations on Forms of Consideration.

              (i)    Tender of Stock.    Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months or such other period, if any, required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

              (ii)    Cashless Exercise.    A "Cashless Exercise" means the delivery of a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any such program or procedure, including with respect to the Participant notwithstanding that such program or procedures may be available to others.

          4.4    Tax Withholding.

            (a)    In General.    At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant.

            (b)    Withholding in Shares.    The Company may permit or require the Participant to satisfy all or any portion of a Participating Company's tax withholding obligations upon exercise of the Option by deducting from the shares of Stock otherwise issuable to the Participant upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates. Any adverse consequences to the Participant resulting from the procedure permitted under this Section, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

          4.5    Beneficial Ownership of Shares; Certificate Registration.    The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

          4.6    Restrictions on Grant of the Option and Issuance of Shares.    The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

          4.7    Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise of the Option.

        5.    Nontransferability of the Option.

        During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant's legal representative or by any person empowered to do so under the deceased Participant's will or under the then applicable laws of descent and distribution.

        6.    Termination of the Option.

        The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the

Option following termination of the Participant's Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

        7.    Effect of Termination of Service.

          7.1    Option Exercisability.    The Option shall terminate immediately upon the Participant's termination of Service to the extent that it is then unvested and shall be exercisable after the Participant's termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

            (a)    Disability.    If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Shares on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

            (b)    Death.    If the Participant's Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Shares on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant's termination of Service.

            (c)    Termination for Cause.    If the Participant's Service is terminated for Cause or if, following the Participant's termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

            (d)    Other Termination of Service.    If the Participant's Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for Shares by the Participant on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

          7.2    Extension if Exercise Prevented by Law or Insider Trading Policy.    Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6 or a sale of shares pursuant to a Cashless Exercise of the Option would violate the provisions of the Insider Trading Policy, the Option shall remain exercisable until thirty (30) days after the date such exercise or sale, as the case may be, would no longer be prevented by such provisions, but in any event no later than the Option Expiration Date.

          7.3    Extension if Participant Subject to Section 16(b).    Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant's termination of Service, or (iii) the Option Expiration Date.

          7.4    Accelerated Vesting of Option.    In the event of a Qualifying Termination (as defined below), this Option shall be immediately vested as to one hundred percent (100%) of the shares subject to this Option immediately prior to the effective date of the Qualifying Termination and the Unvested Share Repurchase Option shall lapse as to one hundred percent (100%) of the Unvested Shares immediately prior to the effective date of the Qualifying Termination.

        For purposes of this Section 7.4, a "Qualifying Termination" shall mean the occurrence of one of the following: (a) the termination of the Participant's employment by the Company without Cause (as defined below); or (b) the voluntary termination of the Participant's employment by the Participant for Good Reason (as defined below). For the purposes of this Section 7.4, "Cause" shall mean (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company; (b) conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any thereof; (c) any intentional wrongdoing by the Participant, whether by omission or commission, which adversely affects the business or affairs of the Company (or any parent or subsidiary); or (d) continued failure to perform assigned duties after receiving written notification from the CEO or the Board of Directors of the Company and following a reasonable cure period. For the purposes of this Section 7.4, "Good Reason" shall mean any one or more of the following:

          (A)  the assignment to the Participant of any duties, or any material limitation of the Participant's responsibilities, substantially inconsistent with the Participant's duties and status with the Company as contemplated on the date of this Agreement;

          (B)  the relocation of the principal place of the Participant's service to a location that is more than fifty (50) miles from the Participant's principal place of service as of the date of this Agreement;

          (C)  any material reduction by the Company of the Participant's base salary (unless reductions comparable in amount and duration are concurrently made for all other senior executives of the Company with responsibilities and organizational level comparable to the Participant's); or

          (D)  any failure by the Company to continue to provide the Participant with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee holding a comparable position within the Company, in any benefit or compensation plans and programs.

        8.    Effect of Change in Control.

        In the event of a Change in Control, and provided that the Participant's Service has not terminated prior to the effective date of the Change in Control, this Option shall be immediately exercisable and vested as to one hundred percent (100%) of the shares subject to this Option as of the date ten (10) days prior to the effective date of the Change in Control. Any exercise of the Option that was permissible solely by reason of this Section 8 shall be conditioned upon the consummation of the Change in Control. In the event of a Change in Control, and provided that the Participant's Service has not terminated prior to the effective date of the Change in Control, the Unvested Share Repurchase Option shall lapse as to one hundred percent (100%) of the Unvested Shares as of the effective date of the Change in Control. Any lapse of the Unvested Share Repurchase Option that was permissible solely by reason of this Section 8 shall be conditioned upon the consummation of the Change in Control. The Participant will be entitled to exercise the Option in full within 10 days prior to the Change in Control, conditioned upon the consummation of the Change in Control, for shares of the Common Stock of the Company. If the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), assumes, in its sole discretion, the Company's rights and obligations under the Option, Participant will be entitled to exercise the Option after the Change in Control for such stock or for Acquiror's stock if the Acquiror substitutes for the Option a substantially equivalent option for the Acquiror's stock. For purposes of this Section, the Option shall be deemed assumed if, following the Change in Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and this Option Agreement, for each share of Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option, for each share of Stock subject to the Option, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. The Option shall terminate and cease to be outstanding effective as of the effective date of the Change in Control to the extent that the Option is neither assumed by the Acquiror in connection with the Change in Control nor exercised as of the effective date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of the Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of this Option Agreement except as otherwise provided herein.

        9.    Adjustments for Changes in Capital Structure

        Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of shares subject to the Option, in order to prevent dilution or enlargement of the Participant's rights under the Option. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The Committee in its sole discretion, may also make such adjustments in the terms of the Option to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

        10.    Rights as a Stockholder, Director, Employee or Consultant

        The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant's employment is "at will" and is for no specified term. Nothing in this Option Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant's Service as a Director, an Employee or Consultant, as the case may be, at any time.

        11.    Unvested Share Repurchase Option

          11.1    Grant of Unvested Share Repurchase Option.    In the event the Participant's Service is terminated for Cause or Participant resigns from his employment without Good Reason, the Company shall have the right to repurchase any Unvested Shares, as defined in Section 11.2 below (the "Unvested Shares") under the terms and subject to the conditions set forth in this Section 11 (the "Unvested Share Repurchase Option").

          11.2    Unvested Shares Defined.    The "Unvested Shares" shall mean, on any given date, the number of shares of Stock acquired upon exercise of the Option which exceed the Vested Shares determined as of such date.

          11.3    Exercise of Unvested Share Repurchase Option.    The Company may exercise the Unvested Share Repurchase Option by written notice to the Participant within sixty (60) days after (a) termination of the Participant's Service or (b) the Company has received notice of the attempted disposition of Unvested Shares. If the Company fails to give notice within such sixty (60) day period, the Unvested Share Repurchase Option shall terminate unless the Company and the Participant have extended the time for the exercise of the Unvested Share Repurchase Option. The Unvested Share Repurchase Option must be exercised, if at all, for all of the Unvested Shares, except as the Company and the Participant otherwise agree.

          11.4    Payment for Shares and Return of Shares to Company.    The purchase price per share being repurchased by the Company shall be an amount equal to the Participant's original cost per share, as adjusted pursuant to Section 9 (the "Repurchase Price"). The Company shall pay the aggregate Repurchase Price to the Participant in cash within thirty (30) days after the date of the written notice to the Participant of the Company's exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any purchase money indebtedness of the Participant to the Company for the shares shall be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest cancelled. The shares being repurchased shall be delivered to the Company by the Participant at the same time as the delivery of the Repurchase Price to the Participant.

          11.5    Assignment of Unvested Share Repurchase Option.    The Company shall have the right to assign the Unvested Share Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Company.

        12.    Right of First Refusal

          12.1    Grant of Right of First Refusal.    Except as provided in Section 12.7 below, in the event the Participant, the Participant's legal representative, or other holder of shares acquired upon exercise of the Option proposes to sell, exchange, transfer, pledge, or otherwise dispose of any Vested Shares or any Unvested Shares (together, the "Transfer Shares") to any person or entity, including, without limitation, any shareholder of the Company, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 12 (the "Right of First Refusal").

          12.2    Notice of Proposed Transfer.    Prior to any proposed transfer of the Transfer Shares, the Participant shall deliver written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the "Proposed Transferee") and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the fair market value of the Transfer Shares, as determined by the Board or the Committee in good faith. If the Participant proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Participant shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Participant and the Proposed Transferee and must constitute a binding commitment of the Participant and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal

          12.3    Bona Fide Transfer.    If the Company determines that the information provided by the Participant in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Participant written notice of the Participant's failure to comply with the procedure described in this Section 12, and the Participant shall have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 12. The Participant shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

          12.4    Exercise of Right of First Refusal.    If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Participant otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Participant of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company's exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company's right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Participant or issued by a person other than the Participant with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Participant shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Participant to the Company shall be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest canceled.

          12.5    Failure to Exercise Right of First Refusal.    If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Participant otherwise agree) within the period specified in Section 12.4 above, the Participant may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from the Participant and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, shall again be subject to the Right of First Refusal and shall require compliance by the Participant with the procedure described in this Section 12.

          12.6    Transferees of Transfer Shares.    All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Option

  Agreement, including this Section 12 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired upon exercise of the Option shall be void unless the provisions of this Section 12 are met.

          12.7    Transfers Not Subject to Right of First Refusal.    The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired upon exercise of the Option if such transfer or exchange is (a) in connection with an Ownership Change Event, or (b) to Participant's spouse or any member of a Participant's immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary in each case for the account of a Participant's spouse or members of a Participant's immediate family (defined to include ancestors, lineal descendants or siblings related by blood, marriage or adoption), or to a trust partnership, limited liability company or similar entity established for the benefit of the Participant or the Participant's spouse or members of a Participant's immediate family, or a charitable remainder trust, provided that each such transferee or assignee, prior to the completion of the sale, transfer or assignment, shall have executed documents assuming the obligations of a Participant under this Agreement, the Plan and the Notice of Stock Option Grant with respect to the transferred securities.

          12.8    Assignment of Right of First Refusal.    The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

          12.9    Early Termination of Right of First Refusal.    The other provisions of this Option Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (a) the occurrence of a Change in Control, unless the Acquiror assumes the Company's rights and obligations under the Option or substitutes a substantially equivalent option for the Acquiror's stock for the Option, or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A "public market" shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

        13.    Stock Distributions Subject to Option Agreement

        If, from time to time, there is any stock dividend, stock split or other change, as described in Section 9, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, then in such event any and all new, substituted or additional securities to which the Participant is entitled by reason of the Participant's ownership of the shares acquired upon exercise of the Option shall be immediately subject to the Right of First Refusal, and the Unvested Share Repurchase Option, with the same force and effect as the shares subject to the Right of First Refusal, and the Unvested Share Repurchase Option immediately before such event.

        14.    Escrow

          14.1    Appointment of Agent.    To ensure that shares subject to the Unvested Share Repurchase Option will be available for repurchase, the Participant and the Company hereby appoint the Secretary of the Company, or any other person designated by the Company, as their agent and as attorney-in-fact for the Participant (the "Agent") to hold any and all Unvested Shares and to sell, assign and transfer to the Company any such Unvested Shares repurchased by the Company pursuant to the Unvested Share Repurchase Option. The Participant understands that appointment of the Agent is a material inducement to make this Option Agreement and that such appointment is coupled with an interest and is irrevocable. The Agent shall not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Company, or attorney in fact for the Participant while acting in good faith and in the exercise of the Agent's own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent's own attorneys shall be conclusive evidence of such good faith. The Agent may rely upon any letter, notice or other document executed by any signature purporting to be genuine and may resign at any time.

          14.2    Establishment of Escrow.    The Participant authorizes the Company to deposit with the Agent each certificate evidencing the shares acquired pursuant to this Option Agreement and an Assignment Separate from Certificate with respect to the shares duly endorsed (with date and number of shares blank) in the form attached to the Grant Notice, to be held by the Agent under the terms and conditions of this Section 14 (the "Escrow"). Upon the occurrence of an Ownership Change Event or a change, as described in Section 9, in the character or amount of any outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of his or her ownership of the shares that remain, following such Ownership Change Event or change described in Section 9, subject to the Unvested Share Repurchase Option shall be immediately subject to the Escrow to the same extent as the shares immediately before such event. The Company shall bear the expenses of the Escrow.

          14.3    Delivery of Shares to Participant.    The Escrow shall continue with respect to any shares for so long as such shares remain subject to the Unvested Share Repurchase Option. Upon termination of the Unvested Share Repurchase Option with respect to shares, the Company shall so notify the Agent and direct the Agent to deliver such number of shares to the Participant. As soon as practicable after receipt of such notice, the Agent shall cause to be delivered to the Participant the shares specified by such notice, and the Escrow shall terminate with respect to such shares.

          14.4    Notices and Payments.    In the event the shares and any other property held in escrow are subject to the Company's exercise of the Unvested Share Repurchase Option or the Right of First Refusal, the notices required to be given to the Participant shall be given to the Agent, and any payment required to be given to the Participant shall be given to the Agent. Within thirty (30) days after payment by the Company, the Agent shall deliver the shares and any other property which the Company has purchased to the Company and shall deliver the payment received from the Company to the Participant.

        15.    Legends.

        The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

          15.1    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

          15.2    "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

        16.    Lock-Up Agreement.

        The Participant hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.

        17.    Restrictions on Transfer of Shares.

        No shares acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Participant), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, (a) unless a public market (as defined in Section 12.9) then exists for the Stock, prior to the first to occur of an Ownership Change Event or the date occurring six (6) months after the Participant acquired such shares or (b) in any manner which violates any of the provisions of this Option Agreement, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Option Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

        18.    Representations and Warranties.

        In connection with the receipt of the Option and any acquisition of shares upon the exercise thereof (collectively, the "Securities"), the Participant hereby agrees, represents and warrants as follows:

          18.1    Investment Intent.    The Participant is acquiring the Securities solely for the Participant's own account for investment and not with a view to or for sale in connection with any distribution of the Securities or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Securities or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. The Participant further represents that the entire legal and beneficial interest of the Securities is being acquired, and will be held, for the account of the Participant only and neither in whole nor in part for any other person.

          18.2    Absence of Solicitation.    The Participant was not presented with or solicited by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media, or broadcast over television, radio or similar communications media, or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          18.3    Residence.    The Participant's principal residence is located at the address indicated beneath the Participant's signature on the Grant Notice.

          18.4    Information Concerning the Company.    The Participant is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Participant further represents and warrants that the Participant has discussed the Company and its plans, operations and financial condition with its Officers, has received all such information as the Participant deems necessary and appropriate to enable the Participant to evaluate the financial risk inherent in acquiring the Securities and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

          18.5    Economic Risk.    The Participant realizes that his acquisition of the Securities will be a highly speculative investment and that the Participant is able, without impairing his or her financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss on the Participant's investment.

          18.6    Capacity to Protect Interests.    The Participant has (i) a preexisting personal or business relationship with the Company or any of its Officers, directors, or controlling persons, consisting of personal or business contacts of a nature and duration to enable the Participant to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists, or (ii) such knowledge and experience in financial and business matters as to make the Participant capable of evaluating the merits and risks of an investment in the Securities and to protect the Participant's own interests in the transaction, or (iii) both such relationship and such knowledge and experience.

          18.7    Restricted Securities.    The Participant understands and acknowledges that:

            (a)   The issuance of the Securities to the Participant has not been registered under the Securities Act, and the Securities must be held indefinitely unless a transfer of the Securities is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Securities;

            (b)   The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

          18.8    Disposition Under Rule 144 and/or 701.    The Participant understands that any shares acquired upon exercise of the Option will be restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of acquisition of the shares, and even then will not be available unless (a) a public trading market then exists for the Common Stock of the Company, (b) adequate information concerning the Company is then available to the public, and (c) other terms and conditions of Rule 144 are complied with; and that any sale of the shares may be made only in limited amounts in accordance with such terms and conditions. The Participant further understands that the resale provisions of Rule 701, if available, will not apply until 90 days after the Company becomes subject to the reporting obligation under the Exchange Act. There can be no assurance that the requirements of Rule 144 or Rule 701 will be met, or that the shares will ever be salable.

          18.9    Further Limitations on Disposition.    Without in any way limiting the Participant's representations and warranties set forth above, the Participant further agrees that the Participant will in no event make any disposition of all or any portion of any shares which the Participant acquires upon exercise of the Option unless:

            (a)   There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

            (b)   The Participant will have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and either:

                (i)  The Participant will have furnished the Company with an opinion of the Participant's own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of the Participant's counsel will have been concurred in by counsel for the Company and the Company will have advised the Participant of such concurrence; or

               (ii)  The disposition is made in compliance with Rule 144 and/or Rule 701 after the Participant has furnished the Company such detailed statement and after the Company has had a reasonable opportunity to discuss the matter with the Participant.

          18.10    Reliance by Company.    The Participant understands that the Company is relying on the Participant's representations and warrants that the Company is entitled to rely on such representations and that such reliance is reasonable.

        19.    Miscellaneous Provisions.

          19.1    Termination or Amendment.    The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing. Notwithstanding any other provision of this Option Agreement to the contrary, the Board or the Committee may, in its sole and absolute discretion and without the consent of the Participant, amend this Option Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming this Option Agreement to any present or future law, regulation or rule applicable to this Option Agreement, including, but not limited to, Section 409A of the Code.

          19.2    Further Instruments.    The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.

          19.3    Binding Effect.    Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          19.4    Delivery of Documents and Notices.    Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

            (a)    Description of Electronic Delivery.    The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company's stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

            (b)    Consent to Electronic Delivery.    The Participant acknowledges that the Participant has read Section 19.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and the delivery of the Grant Notice and Exercise Notice, as described in Section 19.4(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 19.4(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 19.4(a).

          19.5    Integrated Agreement.    The Grant Notice, this Option Agreement and the Plan, together with any the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein, the provisions of the Grant Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

          19.6    Applicable Law.    This Option Agreement shall be governed by the laws of the State of Texas as such laws are applied to agreements between Texas residents entered into and to be performed entirely within the State of Texas.

          19.7    Counterparts.    The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

/x/ Nonstatutory Stock Option	Participant:
Date:

STOCK OPTION EXERCISE NOTICE

PROS Holdings, Inc.
Attention: Stock Administration
3100 Main Street, Suite 900
Houston TX 77002

Ladies and Gentlemen:

        1.    Option.    I was granted an option (the "Option") to purchase shares of the common stock (the "Shares") of PROS Holdings, Inc. (the "Company") pursuant to the Company's 2006 Equity Incentive Plan (the "Plan"), my Notice of Grant of Stock Option (the "Grant Notice") and my Stock Option Agreement (the "Option Agreement") as follows:

Date of Grant:

Number of Option Shares:

Exercise Price per Share:	$

        2.    Exercise of Option.    I hereby elect to exercise the Option to purchase the following number of Shares:

Total Shares Purchased:

Total Exercise Price (Total Shares ×Price per Share)	$

        3.    Payments.    I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

™ Cash:	$

™ Check:	$

™ Tender of Company Stock:		Contact Plan Administrator
™ Cashless Exercise (same-day sale):		Contact Plan Administrator

        4.    Tax Withholding.    I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option. Because I am exercising a Nonstatutory Stock Option, I enclose payment in full of my withholding taxes as follows:

(Contact Plan Administrator for amount of tax due.)

™ Cash:	$

™ Check:	$

™ Tender of Company Stock:		Contact Plan Administrator
™ Cashless Exercise (same-day sale):		Contact Plan Administrator

        5.    Participant Information.

  My address is:

  My Social Security Number is:

        6.    Binding Effect.    I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Grant Notice, the Option Agreement and the Plan, including the Unvested Share Repurchase Option and the Right of First Refusal set forth therein, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns. If required by the Company, I agree to deposit the certificate(s) evidencing the Shares, along with a blank stock assignment separate from certificate executed by me, with an escrow agent designated by the Company, to be held pursuant to the Company's standard Joint Escrow Instructions.

        8.    Transfer.    I understand and acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that consequently the Shares must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or they are sold in accordance with Rule 144 and/or Rule 701 under the Securities Act. I further understand and acknowledge that the Company is under no obligation to register the Shares. I understand that the certificate or certificates evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company.

        9.    Election Under Section 83(b) of the Code.    I understand and acknowledge that if I am exercising the Option to purchase Unvested Shares (i.e., shares that remain subject to the Company's Unvested Share Repurchase Option), that I should consult with my tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date on which I purchase the Shares. I acknowledge that I have been advised to consult with a tax advisor prior to the exercise of the Option regarding the tax consequences to me of exercising the Option. AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH I PURCHASE SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. I ACKNOWLEDGE THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS MY SOLE RESPONSIBILITY, EVEN IF I REQUEST THE COMPANY OR ITS REPRESENTATIVES TO FILE SUCH ELECTION ON MY BEHALF.

        I am aware that Rule 144 under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Shares and, in any event, is available only if certain conditions are satisfied. I understand that any sale of the Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to me upon request.

        I understand that I am purchasing the Shares pursuant to the terms of my Notice and my Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours,
(Signature)
Receipt of the above is hereby acknowledged.
PROS HOLDINGS, INC.
By:
Title:
Dated:

ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED the undersigned does hereby sell, assign and transfer unto                                                                                                                                                                                  (                        ) shares of the Capital Stock of PROS Holdings, Inc. standing in the undersigned's name on the books of said corporation represented by Certificate No.                        herewith and does hereby irrevocably constitute and appoint                        Attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:
Signature
Name

Instructions: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Unvested Share Repurchase Option set forth in the Stock Option Agreement without requiring additional signatures on the part of the Participant.

SAMPLE

Internal Revenue Service

[IRS Service Center
where Form 1040 is Filed]

Re:
Section 83(b) Election

Dear Sir or Madam:

The following information is submitted pursuant to Section 1.83-2 of the Treasury Regulations in connection with this election by the undersigned under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code").

1.
The name, address and taxpayer identification number of the taxpayer are:

Name:
Address:

Social Security Number:
2.
The following is a description of each item of property with respect to which the election is made:

                      shares of common stock of PROS Holdings, Inc. (the "Shares"), purchased from PROS Holdings, Inc. (the "Company") pursuant to a stock option.

3.
The property was transferred to the undersigned on:

    Stock option exercise date:

The taxable year for which the election is made is:

    Calendar Year

4.
The nature of the restriction to which the property is subject:

    The Shares are subject to repurchase by the Company or its assignee upon the occurrence of certain events. This repurchase right lapses with regard to a portion of the Shares based upon the continued performance of services by the taxpayer over time.

5.
The following is the fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of each property with respect to which the election is made:

    $                  ( Shares at $                  per share).

    The property was transferred to the taxpayer pursuant to the exercise of a stock option.

6.
The following is the amount paid for the property:

    $                  ( Shares at $                  per share).

7.
A copy of this election has been furnished to the Company, the corporation for which the services were performed by the undersigned.

Please acknowledge receipt of this election by date or received-stamping the enclosed copy of this letter and returning it to the undersigned. A self-addressed stamped envelope is provided for your convenience.

Very truly yours,
[Name]	Date:
Enclosures cc: PROS Holdings, Inc.

QuickLinks

PROS HOLDINGS, INC. NOTICE OF GRANT OF STOCK OPTION (Immediately Exercisable)
STOCK OPTION EXERCISE NOTICE
(Contact Plan Administrator for amount of tax due.)
ASSIGNMENT SEPARATE FROM CERTIFICATE
SAMPLE